Exhibit 10.59

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of May 12, 2020, by and between KR OYSTER POINT I, LLC, a Delaware limited liability company ("Landlord"), and CYTOKINETICS, INCORPORATED, a Delaware corporation ("Tenant").

r e c i t a l s :

A.Landlord and Tenant are parties to the Lease dated July 24, 2019 (the "Lease"), whereby Tenant leases certain space (the "Premises") within Building 3 in Phase 1 of that certain project commonly known as "Kilroy Oyster Point" and more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this First Amendment.

a g r e e m e n t :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2.Construction of the Auditorium; Auditorium Allowance.  Notwithstanding any contrary provision contained in the Lease, including, without limitation, Section 1.1.1.1 of the Lease, Landlord and Tenant agree that Landlord shall not be obligated to construct the Auditorium as part of its construction of the Base, Shell and Core, and instead, Tenant shall construct the Auditorium as part of the Improvements (the "Auditorium Work").  Notwithstanding any contrary provision contained in the Lease, in addition to the Improvement Allowance, Tenant shall also be entitled to the following one-time improvement allowance in the amount of One Million Two Hundred Seventy Thousand Five Hundred Seventy-Five and 00/100 Dollars ($1,270,575.00) (the "Auditorium Allowance") for the costs relating to the performance of the Auditorium Work.  In no event shall Landlord make disbursements from the Auditorium Allowance for costs which are unrelated to the Auditorium Work nor for any Auditorium Work in a total amount which exceeds the Auditorium Allowance.  The procedure for disbursement of the Auditorium Allowance shall be the same as the procedure to disburse the Improvement Allowance, and shall be subject to the Allowance Deadline.

3.Tenant Requested Changes to Base Building Plans.  Notwithstanding anything to the contrary set forth in the Lease or the Work Letter attached thereto, Tenant shall have the right to request additional changes to the Base Building Plans in writing and Landlord shall not unreasonably withhold its consent to such changes; provided that, (i) such modifications are minor and do not adversely affect the quality of the Base, Shell and Core, (ii) such modifications are consistent with the base building components of Comparable Buildings, (iii) such changes do not adversely affect the Gold LEED certification for the Base, Shell and Core, (iv) such changes do not materially reduce the RSF of the Building, (v) such changes will not adversely affect Landlord's ability to receive a temporary certificate of occupancy (including a fully signed off job card) from the City (as applicable, a "TCO") for Building 3 or any other portion of the Project, (f) such changes will not delay the construction schedule for Phase 1 or Landlord's ability to obtain a TCO for Building 3 or any other portion of the Project, and (vi) such changes comply with Applicable Laws ("Tenant Requested Changes").  Landlord has retained Hathaway Dinwiddie as the general contractor for the Base, Shell and Core ("Landlord's GC").  Landlord has conceptually approved the construction, by Landlord, of the certain Tenant Requested Changes, set forth on Exhibit A attached hereto, and designated certain such Tenant Requested Changes as Specialty Alterations that Tenant will be required to remove and restore pursuant to Section 8.5 of the Lease, as modified by Section 4 below.

3.1.TRC Construction Drawings.  Prior to commencing to construct any Tenant Requested Change, Landlord shall cause Landlord's architect and engineers to cooperate with Tenant (and Tenant shall cooperate with Landlord's architect and engineers) to prepare all plans and specifications relating to the Tenant Requested Change, and Landlord's architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings and specifications in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "TRC Construction Drawings") and shall submit the same to Tenant for Tenant's approval.  Tenant shall advise Landlord within five (5) business days after Tenant's receipt of the TRC Construction Drawings of whether Tenant approves or disapproves the TRC Construction Drawings.  If Tenant fails to respond within such five (5) business day period, then Landlord shall deliver a second notice to Tenant requesting Tenant's approval of the TRC Construction Drawings (which second notice shall include a copy of such TRC Construction Drawings), and if Tenant fails to respond within three (3) business days following Tenant's receipt of such second notice then Tenant shall be deemed to have elected not to proceed with the applicable Tenant Requested Change.  If Tenant disapproves all or any portion of the TRC Construction Drawings, Tenant shall provide reasons for such disapproval, Landlord shall cause the applicable TRC Construction Drawings to be revised to address Tenant's concerns.  If Tenant determines not to proceed with any of the Tenant Requested Changes, thereafter within ten (10) days of request (including a reasonably detailed invoice therefor), Tenant shall reimburse Landlord for any soft and hard costs incurred by Landlord relating to the Tenant Requested Changes which costs shall be deducted from the undisbursed and unallocated Improvement Allowance.

3.2.Approved Tenant Change; Scheduling; Cost Estimate.  After finalization of the TRC Construction Documents, Landlord shall deliver to Tenant written notice (a "Tenant Change Estimate Notice") of (i) the anticipated schedule and timing for performing the Tenant Requested Change, including the anticipated days to design and construct the applicable Tenant Requested Change (the "TRC Construction Schedule") and (ii) the estimate of the costs that will be incurred to implement the proposed Tenant Requested Change.  After receipt of a Tenant Change Estimate Notice, Tenant shall advise Landlord within five (5) days of receipt whether Tenant irrevocably approves the proposed Tenant Requested Change (hereinafter referred to as an "Approved Tenant Change"), and then the Approved Tenant Change shall be constructed by Landlord and the cost of each Approved Tenant Change shall be deducted from the Improvement Allowance (or if no Improvement Allowance funds are available, paid by Tenant within thirty (30) days after receipt of an invoice).  If Tenant fails to respond to a Tenant Change Estimate Notice within such five (5) business day period, then Landlord shall deliver a second notice to Tenant requesting Tenant's approval of the Tenant Change Estimate Notice (which second notice shall include a copy of such Tenant Change Estimate Notice), and if Tenant fails to respond within three (3) business days following Tenant's receipt of such second notice then Tenant shall be deemed to have elected not to proceed with the applicable Tenant Requested Change.  All Approved Tenant Changes shall be constructed as part of the Base, Shell and Core, and shall be at Tenant's sole cost and expense or deducted from the Allowance, including a Landlord supervision fee equal to three percent (3%) of the other costs of constructing the Approved Tenant Change.  The TRC Construction Schedule will set forth anticipated timing for completion of the Tenant Requested Change, and may be adjusted by mutual agreement of the parties, by field conditions, by Force Majeure, or as otherwise requested or required by Tenant.  Any delay in the construction of the Base, Shell and Core resulting from any Tenant Requested Change (whether or not such Tenant Requested Change ultimately becomes an Approved Tenant Change) shall be a Tenant Delay.

4.Landlord's Property.  Notwithstanding any contrary provision contained in the Lease, effective as of the date of this First Amendment, Section 8.5 of the Lease is hereby deleted and replaced with the following:

"Landlord's Property.  Tenant may remove any Alterations, Improvements, fixtures, affixed equipment and/or appurtenances from the Premises which Tenant can reasonably demonstrate were not paid for with the Improvement Allowance or other funds provided by Landlord, and may remove all items constituting Tenant's intellectual property or trade secrets that are not affixed to the Premises, provided that Tenant repairs any damage to the Premises caused by such removal.  Furthermore, Landlord may, by written notice to Tenant at the time of Landlord's consent to any Alterations, Improvements or Tenant Requested Changes that constitute Specialty Alterations, require Tenant, at Tenant's expense, to remove any Specialty Alterations, and to repair any damage to the Premises and Project caused by such removal.  “Specialty Alterations” means any Alterations or Improvements which are not typical tenant improvements for the Permitted Use and any Tenant Requested Changes.  In addition to removing any Specialty Alterations designated by Landlord for removal as set forth above, in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, the following: (a) any Cafeteria, kitchens, showers, restrooms, washrooms or similar facilities in the Premises that are not part of the Base Building, (b) any private/internal stairways in the Premises, as opposed to fire stairs (and Tenant shall be required to demolish and "cap" any such private/internal stairways at the expiration or earlier termination of this Lease), (c) any other items, improvements or fixtures which Tenant is expressly required to remove pursuant to the terms of this Lease, (d) any improvements or signage incorporating Tenant's name or logo, (e) safes and vaults, (f) raised flooring, and (g) any alteration, improvement or equipment not complying with Applicable Laws as of the date such Alteration or Improvement was made to the Premises (or subsequently modified by Tenant).  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of anything required to be removed under this section, then Landlord may do so and may charge the cost thereof to Tenant."

5.Depiction of Parking Facilities.  Notwithstanding any contrary provision contained in the Lease, effective as of the date of this First Amendment, Exhibit A-3 attached to the Lease is hereby deleted and replaced with Exhibit B attached hereto.

6.No Broker.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent through, or under the indemnifying party.  The terms of this Section 6 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

7.Certified Access Specialist.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

8.Prohibited Persons; Foreign Corrupt Practices Act and Anti-Money Laundering.  Neither Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Lease Term, will they become a person or entity with whom U.S. persons or entities are restricted from doing business under (a) the Patriot Act (as defined below), (b) any other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including any "blocked" person or entity listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and any modifications thereto or thereof or any other person or entity named on OFAC's Specially Designated Blocked Persons List) or (c)

any other U.S. statute, Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action (collectively, "Prohibited Persons").  Prior to and during the Lease Term, Tenant, and to Tenant's knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws.  Tenant is not entering into this First Amendment, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Notwithstanding anything contained herein to the contrary, for the purposes of this Section 8 the phrase "Tenant nor any of its affiliates, nor any of their respective members, partners or other equity holders" and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.  Neither Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders, and none of their respective officers, directors or managers is, nor prior to or during the Term, will they become Prohibited Persons.  Prior to and during the Term, Landlord, and to Landlord's knowledge, its employees and any person acting on its behalf have at all times fully complied with, and are currently in full compliance with, the Foreign Corrupt Practices Act of 1977 and any other applicable anti-bribery or anti-corruption laws.  Landlord is not entering into this First Amendment, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  Notwithstanding anything contained herein to the contrary, for the purposes of this Section 8 the phrase "Landlord nor any of its affiliates, nor any of their respective members, partners or other equity holders" and all similar such phrases shall not include (i) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (ii) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Kilroy Realty, L.P. or Kilroy Realty Corporation.  As used herein, "Patriot Act" shall mean the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and all other statutes, orders, rules and regulations of the U.S. government and its various executive departments, agencies and offices interpreting and implementing the Patriot Act.

9.Signatures.  The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this First Amendment using electronic signature technology, by clicking "SIGN", such party is signing this First Amendment electronically, and (2) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

10.No Further Modification.  Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"		"TENANT"

KILROY OYSTER POINT I, LLC,		CYTOKINETICS, INCORPORATED,
a Delaware limited liability company		a Delaware corporation

By:	Kilroy Realty, L.P.,	By:	/s/ Robert Blum
	a Delaware limited partnership	Name:	Robert Blum
	its Sole Member	Its:	President & CEO

By:	Kilroy Realty Corporation,
	a Maryland corporation	By:
	Its General Partner	Name:
Its:

By:	/s/ Tyler Rose
Name:	Tyler Rose
Its:	EVP and CFO

By:	/s/ Jeff Hawken
Name:	Jeff Hawken
Its:	COO

EXHIBIT A

PRE-APPROVED TENANT REQUESTED CHANGES

Item	Specialty Alteration	Additional Information
Slab-on-Grade Changes to accommodate Improvements	No	As outlined in HDCCO PCOR 1046 R1
Building 3 and Building 2 Concourse, convert roll up door to double glass (match exterior)	Yes, removal and restoration required	DGA Sketch title B3 & B2 Door Alternative dated 1/20/2020
Shift Doors and drains @elevator lobbies, L2-7 for (gender neutral restrooms to be constructed as part of Improvements)	Yes, removal and restoration required	DGS Sketch titled Proposed Elevator Lobby dated 1/16/2020, DGA ASR 2.10.20 HDCCO PCOR 1053

EXHIBIT B

OYSTER POINT

DEPICTION OF PARKING FACILITIES